
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1999    REGISTRATION NO. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------
                              POST PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

                                 ---------------

          GEORGIA                                         58-1550675
(State or Other Jurisdiction            (I.R.S. Employer Identification Number)
      of Incorporation)
                                  ONE RIVERSIDE
                        4401 NORTHSIDE PARKWAY, SUITE 800
                           ATLANTA, GEORGIA 30327-3057
                                 (404) 846-5000
   (Address, including zip code, and telephone number, including area code, of
                          Principal Executive Offices)

                                 JOHN T. GLOVER
                                    PRESIDENT
                                  ONE RIVERSIDE
                        4401 NORTHSIDE PARKWAY, SUITE 800
                           ATLANTA, GEORGIA 30327-3057
                                 (404) 846-5000
 (Name, address, including zip code, and telephone number, including area code, of Agent for Service)
                                 ---------------
                                   COPIES TO:
                               JOHN J. KELLEY III
                                 KING & SPALDING
                              191 PEACHTREE STREET
                           ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600

                                ---------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                     CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                                       Proposed            Proposed
                                   Amount               Maximum             Maximum            Amount of
       TITLE OF SHARES              to be           Aggregate Price        Aggregate         Registration
      TO BE REGISTERED          Registered(1)        Per Share(2)       Offering Price            Fee
---------------------------------------------------------------------------------------------------------
Common Stock $0.01 par value        750,000            41.4063             31,054,725           8,633.21
=========================================================================================================

(1)      DOES NOT INCLUDE 750,000 SHARES OF COMMON STOCK PREVIOUSLY
         REGISTERED ON REGISTRATION STATEMENT NO. 333-39461 AND TO WHICH THE PROSPECTUS CONTAINED HEREIN RELATES. A REGISTRATION FEE OF $8,395 WAS PREVIOUSLY PAID IN CONNECTION WITH AN AGGREGATE OF 750,000 SHARES (INCLUDING THE 113,774 SHARES NOT YET ISSUED) PREVIOUSLY REGISTERED.

(2) ESTIMATED SOLELY FOR THE PURPOSE OF COMPUTING THE REGISTRATION FEE IN ACCORDANCE WITH RULE 457(C) BASED ON THE AVERAGE OF THE HIGH AND LOW REPORTED SALES PRICES ON THE NEW YORK STOCK EXCHANGE ON JUNE 4, 1999.

                            -----------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT NO.333-39461 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3 ON NOVEMBER 4, 1997, AS AMENDED BY POST EFFECTIVE AMENDMENT NO. 1 FILED BY THE REGISTRANT ON NOVEMBER 12, 1997.

================================================================================

PROSPECTUS

                                     750,000

                              POST PROPERTIES, INC.
                    DIVIDEND REINVESTMENT STOCK PURCHASE PLAN

                                 ---------------

                                  COMMON STOCK

                                 ---------------

         Post hereby offers to the holders of shares of its common stock, par value $.01 per share, the opportunity to participate in its Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan provides a simple and convenient method for shareholders to invest cash dividends and optional cash payments in shares of common stock of Post. All holders of record of common Stock are eligible to participate in the Plan. Some of the significant features of the Plan are as follows:

o Participants may purchase additional shares of common stock by having the cash dividends on all, or part, of their shares of common stock automatically reinvested.
o Participants may purchase additional shares of common stock by receiving directly, as usual, their cash dividends, if, as and when declared, on shares of common stock registered in their names and investing in the Plan by making cash payments of not less than $100 per payment or more than $10,000 per month (referred to as "optional cash payments").
o        By investing both their cash dividends and such optional cash payments.

         A shareholder may begin participating in the Plan by completing an Authorization Card and returning it to Equiserve Trust Company, N.A., as plan administrator. Participants may terminate their participation at any time. Shareholders who do not wish to participate in the Plan need take no action and will continue to receive their cash dividends, if, as and when declared, as usual. It is suggested that this Prospectus be retained for future reference.

         Our common stock is listed on the New York Stock Exchange under the symbol "PPS."

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is June 10, 1999.

                                 ---------------


                                TABLE OF CONTENTS


                                                                       PAGE
Where Can You Find More Information...............................       2
THE COMPANY.......................................................       3
DESCRIPTION OF THE PLAN...........................................       3
USE OF PROCEEDS...................................................      12
EXPERTS...........................................................      12
LEGAL MATTERS.....................................................      12



                       WHERE CAN YOU FIND MORE INFORMATION

         Post is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission pursuant to the Exchange Act. Such reports, proxy statements and other information filed by Post may be examined without charge at, or copies obtained upon payment of prescribed fees from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and are also available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60661-2511. The common stock of Post is listed on the New York Stock Exchange, and such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Such reports, proxy statements, and other information can also be obtained from the Internet at http://www.sec.gov.

         Post has filed with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, with respect to the common stock offered pursuant to this prospectus. This prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto. For further information concerning Post and the common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices at the locations listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

         The following documents heretofore filed by Post with the Commission (File No. 1-12080) are incorporated herein by reference:

         (a) Our Annual Report on Form 10-K for the year ended December 31, 1998; and

         (b) The description of our common stock included in our Registration Statement on Form 8-A, dated July 22, 1993.

         The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus and information that we file later with the Commission automatically will update and supersede such information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. These documents contain important business information about our company and its financial condition.

         You may request a copy of these filings (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by writing or telephoning our executive offices at the following address:

                              Post Properties, Inc.
                                  One Riverside
                        4401 Northside Parkway, Suite 800
                           Atlanta, Georgia 30327-3057
                                 (404) 846-5000


                                   THE COMPANY

         Post is one of the largest developers and operators of upscale multifamily apartment communities in the Southeastern United States. As of March 31, 1999, Post owned 84 stabilized communities containing 27,963 apartment units located primarily in metropolitan Atlanta, Georgia; Dallas, Texas; and Tampa, Florida. In addition, as of March 31, 1999, Post had under construction or in initial lease-up 12 new communities and additions to five existing communities in the Atlanta, Georgia; Dallas and Houston, Texas; Tampa, Florida; Denver, Colorado; Charlotte, North Carolina; Phoenix, Arizona and Nashville, Tennessee metropolitan areas that will contain an aggregate of 4,758 apartment units upon completion. For the year ended December 31, 1998, the average economic occupancy rate (defined as gross potential rent less vacancy losses, model expenses and bad debt divided by gross potential rent) of the 71 communities stabilized for the entire year was 96.5%. The average monthly rental rate per apartment unit at these communities for December 1998 was $834. Post also manages through affiliates approximately 11,754 additional apartment units owned by third parties.

         Post is a fully-integrated organization with multifamily development, acquisition, operation and asset management expertise. Post has approximately 1,860 employees, none of whom is a party to a collective bargaining agreement. Post also manages through affiliates one community with 260 apartment units under the Post(R) brand name for a third party and approximately 7,800 additional apartment units owned by third parties. Post conducts all of its operations through Post Apartment Homes, L.P. (the "Operating Partnership") and its subsidiaries. Post is the sole shareholder of Post GP Holdings, Inc., the sole general partner of the Operating Partnership, and the sole shareholder of Post LP Holdings, Inc., the entity that owns a majority of the limited partnership interests in the Operating Partnership. As of March 31, 1998, Post owned 87.9% of the outstanding partnership interests in the Operating Partnership.

         Our executive offices are located at One Riverside, 4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327-3057, and our telephone number is
(404) 846-5000. Post is a Georgia corporation that was incorporated on January 25, 1984.

                             DESCRIPTION OF THE PLAN

         The provisions of our Dividend Reinvestment and Stock Purchase Plan are set forth below in question and answer format.

PURPOSE

1.       What is the purpose of the Plan?

         The purpose of the Plan is to provide holders of record of shares of common stock with a simple and convenient method of investing cash dividends or optional cash payments, or both, to purchase additional shares of common stock without payment of any brokerage commissions, fees or service charges. Shares of common stock purchased under the Plan will either be original issue shares or shares purchased in the open market by the plan administrator, Equiserve Trust Company, N.A. (the "Administrator") (see Question 4). To the extent shares of common stock are purchased by the Administrator in the open market, Post will not receive any proceeds. To the extent the shares of common stock are original issue shares, Post will receive additional funds for its working capital and general corporate purposes. See "Use of Proceeds".

ADVANTAGES

2.       What are the options available to Shareholders?

         The Plan offers the following investment options to Participants:

         o Participants may purchase additional shares of common stock by having the cash dividends on all, or part, of their shares of common stock automatically reinvested;

         o Participants may purchase additional shares of common stock by receiving directly, as usual, their cash dividends, if, as and when declared, on shares of common stock and investing in the Plan by making cash payments of not less than $100 per payment or more than $10,000 per month; or

         o Participants may purchase additional shares of common stock by investing both their cash dividends and such optional cash payments.

3.       What are the advantages of the Plan?

         No brokerage commissions, fees or service charges are paid by Participants in connection with purchases under the Plan, provided, however that if shares are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee. Full investment of dividends is possible under the Plan because the Plan permits fractions of shares, as well as whole shares, to be purchased and credited to Participants' accounts. Regular statements of account provide simplified record keeping. In addition, the free custodial services provided in connection with the Plan serve to protect against loss, theft or destruction of certificates.

         The price of shares of common stock purchased under the Plan from Post with reinvested cash dividends is 95% of the mean of the high and low sales prices for such shares on the applicable investment date. The price of shares of common stock purchased under the Plan from Post with optional cash payments is 100% of the mean of the high and low sales prices for such shares on the applicable investment date. For open market purchases, the purchase price will be the average price paid by the Administrator for all purchases for a single cash dividend or optional cash payment.

ADMINISTRATION

4.       Who administers the Plan for Participants?

         Equiserve Trust Company, N.A. has been designated by Post as its agent to administer the Plan for Participants, maintain records, send regular statements of account to Participants and perform other duties relating to the Plan. Shares of common stock purchased under the Plan will be held by the Administrator as agent for Participants and registered in the name of the Administrator or its nominee. The Administrator also serves as Transfer Agent for the common and preferred stock. Should the Administrator resign, or be asked to resign, another agent will be asked to serve.

         All communications regarding the Plan should be sent to the Administrator addressed as follows:

         Equiserve Trust Company, N.A.
         P. O. Box 8218
         Boston, Massachusetts   06628

PARTICIPATION

5.       Who is eligible to participate?

         All holders of record of shares of common stock are eligible to participate in the Plan. In order to be eligible to participate, beneficial owners of shares of common stock whose shares are registered in names other than their own (for example, shares registered in the name of a broker, Administrator nominee or trustee) must either arrange for the holder of record to join the Plan or have the shares they wish to enroll in the Plan transferred to their own names.

6.       How does an eligible shareholder participate?

         An eligible shareholder may join the Plan by checking the box of his choice on an Authorization Card and returning it to the Administrator. A postage-paid envelope is provided for this purpose. Post shareholders whose shares are registered in the name of a nominee or broker must have the nominee or broker sign the Authorization Card and return it to the Administrator. Additional Authorization Cards may be obtained at any time by written request to the Administrator at the address indicated above.

7.       When may a shareholder join the Plan?

         A shareholder may join the Plan at any time and will remain a Participant until participation is terminated (see Question 20) or all shares held in the Participant's Plan account are sold.

         If an Authorization Card specifying the Participant's desire to participate in the Plan is received by the Administrator no later than the fifth business day preceding the record date established for a particular dividend, receipt of shares of common stock in lieu of cash dividends or reinvestment of cash dividends, as appropriate, will commence with that dividend. If the Authorization Card is received after the fifth business day prior to the record date established for a particular cash dividend, then participation in the Plan will not begin until the cash dividend payment date following the next record date, as applicable.

         Post has declared and paid dividends as follows during the past two years:


DECLARATION DATE             Record Date                    Payment Date
----------------             -----------                    ------------
November 21, 1996            December 31, 1996              January 15, 1997
February 20, 1997            March 31, 1997                 April 11, 1997
May 22, 1997                 June 30, 1997                  July 11, 1997
August 14, 1997              September 30, 1997             October 15, 1997
November 21, 1997            December 31, 1997              January 15, 1998
February 19, 1998            March 31, 1998                 April 14, 1998
May 8, 1998                  June 30, 1997                  July 15, 1998
August 21, 1998              September 30, 1998             October 15, 1998
November 20, 1998            December 31, 1998              January 15, 1999
February 18, 1998            March 31, 1999                 April 14, 1999

         Optional cash payments are invested as specified in Question 14.

8.       What does the Authorization Card provide?

         The Authorization Card provides for the purchase of additional shares of common stock through the following options:

         (a) Dividend Reinvestment Only. If the "Dividend Reinvestment Only" box is checked, the Administrator will apply cash dividends on all shares of common stock registered in the Participant's name, or such number as specified by Participant on the Authorization Card, as well as on all shares of common stock credited to the Participant's Plan account, to the purchase of additional shares of common stock.

         (b) Dividend Reinvestment and Optional Cash Payments. If the "Dividend Reinvestment and Optional Cash Payments" box is checked, the Administrator will apply cash dividends on all shares of common stock registered in the Participant's name, or such number as specified by Participant on the Authorization Card, as well as on all shares of common stock credited to the Participant's Plan account, and any optional cash payments to the purchase of additional shares of common stock.

         (c) Optional Cash Payments Only. If the "Optional Cash Payments Only" box is checked, the Administrator will apply any optional cash payments and any dividends on shares credited to the Participant's Plan account to the purchase of additional shares of common stock. Cash dividends on shares of common stock registered in the Participant's name other than in his Plan account will be paid to the Participant in the usual manner.

         Except with respect to dividends on shares of common stock in a Participant's Plan account, which are reinvested automatically, a Participant may elect to reinvest the dividends on all or part of the shares of common stock registered in his name by designating his intentions on the Authorization Card.

9.       How may Participants change investment options?

         A Participant may change his investment option at any time by signing a new Authorization Card and returning it to the Administrator. A change in investment option will be effective on the dividend payment date if the Authorization Card is received by the Administrator no later than the fifth business day preceding the related dividend record date. If the Authorization Card is received by the Administrator after the fifth business day preceding the related dividend record date, the change will be effective on the dividend payment date for the following quarter.

COSTS

10. Are there any expenses of participation in connection with purchases under the Plan?

         There will be no brokerage commissions or service charges to Participants for purchases under the Plan, regardless of whether such purchases are direct from Post or open market purchases. Furthermore, all costs of administration of the Plan are to be paid by Post. See Question 20, "How does a Participant terminate participation in the Plan?" and Question 21, "May a portion of a Participant's Plan shares be sold?" for a discussion of payment by Participants of brokerage costs and transfer taxes associated with such termination of participation and sale of shares under the Plan.

         If a Participant's shares are registered in the name of a nominee or broker, such nominee or broker may charge a commission or fee for both shares purchased in the open market and original issue shares.

PURCHASES

11.      How many shares of common stock will be purchased for each Participant?

         The number of shares to be purchased for a Participant's account under the Plan will depend on the amount of a Participant's dividends being reinvested, the amount of any optional cash payments and the price of the shares of common stock. Each Participant's account will be credited with that number of shares, including fractions computed to four decimal places, equal to the total amount to be reinvested or invested through optional cash payments, divided by the purchase price per share.

12. What will be the price of shares of common stock purchased under the Plan?

         The price of shares of common stock purchased under the Plan as original issue shares with reinvested cash dividends is 95% of the mean of the high and low sales prices for such shares on the applicable investment date. The price of shares of common stock purchased under the Plan as original issue shares with optional cash payments is 100% of the mean of the high and low sales prices for such shares on the applicable investment date. For open market purchases, the purchase price will be the average price paid by the Administrator for all purchases for a single cash dividend or optional cash payment.

         Since purchase prices for the common stock are established on the applicable investment date, a Participant loses any advantages otherwise available from being able to select the timing of investments. Participants should recognize that neither Post nor the Administrator can assure a profit or protect against a loss on shares of common stock purchased under the Plan.

13.      What is the source of shares purchased under the Plan?

         It is anticipated that all of the shares under the Plan will be issued out of Post's authorized but unissued shares of common stock. The Plan, however, does provide the Administrator the flexibility of using dividends and optional cash payments to purchase shares of common stock on the open market.

14.      How are optional cash payments made?

         Optional cash payments may be made at any time and in varying amounts of not less than $100 per payment or more than $10,000 per month. A shareholder may make an optional cash payment when enrolling in the Plan by enclosing a check (made payable to Equiserve Trust Company, N.A.) with the Authorization Card. Thereafter, optional cash payments may be made through the use of optional cash payment forms which will be sent to Participants by the Administrator.

         Optional cash payments will be invested monthly, generally on the first business day of each month or, if the common stock is not traded on such day, the next trading day. However, only payments received no later than the fifth business day preceding the related monthly investment date will be invested on the related investment date. Optional cash payments received after the fifth business day preceding the related monthly investment date will be invested on the following monthly investment date. NO INTEREST WILL BE PAID ON OPTIONAL CASH PAYMENTS. IT IS THEREFORE SUGGESTED THAT ANY OPTIONAL CASH PAYMENTS A PARTICIPANT WISHES TO MAKE BE SENT SO AS TO REACH THE ADMINISTRATOR AS CLOSE AS POSSIBLE TO THE 25TH DAY OF THE MONTH PRECEDING THE MONTHLY INVESTMENT DATE. The same amount of money need not be sent each month, and there is no obligation to make an optional cash payment each month.

         A shareholder may participate through the investment of optional cash payments without the necessity of reinvesting cash dividends by checking the "Optional Cash Payments Only" box on the Authorization Card. However, even if the "Optional Cash Payments Only" box is checked, all dividends payable on shares purchased with optional cash payments and retained in the Participant's Plan account will be reinvested automatically in additional shares of common stock.

REPORTS TO PARTICIPANTS

15.      What kind of reports will be sent to Participants in the Plan?

         Shareholders who participate in the Plan through the reinvestment of dividends will be sent a quarterly statement of their accounts and shareholders who participate through the investment of optional cash payments will be sent a monthly statement for any months within which an optional cash payment is invested. These statements of account will show any cash dividends and optional cash payments received, the number of shares purchased, the purchase price for the shares, the number of Plan shares held for the Participant by the Administrator, the number of enrolled shares registered in the name of the Participant, and an accumulation of the transactions for the calendar year to date. Quarterly statements will be mailed as soon as practicable after each dividend payment date, and monthly statements will be mailed on or about the tenth day of each month. These statements are a Participant's continuing record of the cost of his purchases and should be retained for income tax purposes.

         In addition, each Participant will receive the most recent Prospectus constituting the Plan and copies of the same communications sent to every other holder of shares of common stock, including Post's Annual Report, Notice of Annual Meeting and Proxy Statement and income tax information for reporting distributions (including dividends) paid by Post.

DIVIDENDS

16.      How are dividends credited to Participants' accounts under the Plan?

         On shares of common stock for which a Participant has directed that dividends be reinvested, cash dividends will automatically be credited to a Participant's account and reinvested in additional shares of common stock. Cash dividends also will be automatically reinvested on all shares which have been purchased under the Plan and credited to a Participant's account; provided, however, that no dividends will be earned on such shares purchased under the Plan until the dividend payment for the first dividend record date which follows the date of purchase of such shares. On shares of common stock for which a Participant has not directed that dividends be reinvested and on shares owned by shareholders who are not participating in the Plan, cash dividends, as declared, will be received by them by check as usual.

         Stock dividends or stock splits distributed by Post on the shares purchased for and credited to the account of a Participant under the Plan will be added to the Participant's account. Stock dividends or stock splits distributed on shares owned and held outside the Plan by a Participant (including shares for which a Participant has directed that cash dividends be reinvested) will be mailed directly to such Participant.

17.      Will Participants be credited with dividends on fractions of shares?

         Yes. Account balances will be computed to four decimal places and dividends will be paid on the fractional shares.

18. Will certificates be issued for shares of common stock purchased under the Plan?

         Unless requested by a Participant, certificates for shares of common stock purchased under the Plan will not be issued. Shares will be held in the name of the Administrator or its nominees. The number of shares credited to a Participant's account under the Plan will be shown on his statement of account. This service protects against loss, theft or destruction of stock certificates.

         Certificates for any number of whole shares credited to an account under the Plan will be issued upon the written request of a Participant. The remaining whole shares and fractions of shares, if any, will continue to be credited to the Participant's account. A request for issuance of Plan shares, including issuance of all of the shares in a Participant's account, will not constitute a termination of participation in the Plan by the Participant. Termination may be effected only through the delivery to the Administrator of a notice of termination as outlined in Question 20, "How does a Participant terminate participation in the Plan?".

         Shares held by the Administrator for the account of a Participant may not be pledged. A Participant who wishes to pledge such shares must request that a certificate for such shares be issued in his or her name.

         Certificates for fractions of shares will not be issued under any circumstances.

19.      In whose name will certificates be issued?

         A Participant's account under the Plan will be maintained in the name in which his shares of common stock were registered at the time he enrolled in the Plan. Consequently, if and when certificates for shares held under the Plan are issued, such certificates will be issued only in that name. Certificates will be issued for whole shares only.

TERMINATION OF PARTICIPATION

20.      How does a Participant terminate participation in the Plan?

         A Participant may terminate participation in the Plan at any time by making written notification to the Administrator. A Participant's notice of termination takes effect when such written notice is received by the Administrator; provided, however, if the notice of termination is received less than five business days prior to the record date for a dividend payment date, the dividend will be reinvested for that Participant's account. The Administrator may terminate a Participant's account by mailing a written notice of termination to the Participant 30 days prior to such termination. The account then will be terminated and all subsequent dividends will be paid to the Participant. When a Participant terminates participation in the Plan, or upon termination of such participation by the Administrator, certificates for whole shares credited to a Participant's account under the Plan will be issued to him and a cash payment will be made for any fractional share. However, in the Participant's notice of termination of participation in the Plan, the Participant may, if he desires, direct that all of the shares credited to his account in the Plan, whether whole or fractional, be sold. Such sales will be made at market. Any brokerage fees and transfer taxes in connection with effecting such sales will be paid by the withdrawing Participant. The proceeds of the sale, net of such expenses, will be sent to the Participant.

    Former Participants may become Participants in the Plan again at any time by signing a new Authorization Card and returning it to the Administrator.

SALES OF PLAN SHARES

21.      May a portion of a Participant's Plan shares be sold?

         A Participant may sell all or part of shares of common stock held in the Plan in either of two ways. First, the Participant may request certificates for full shares and arrange for the sale of these shares through a securities broker of the Participant's choice. Alternatively, within 10 business days after receipt of written instructions, the Administrator will sell any portion or all of the shares held by the Administrator for the Participant. Such shares will be sold through independent securities brokers selected by the Administrator in its sole discretion. The Participant will be charged a commission, transfer and other taxes and other transaction expenses, which amounts will be deducted from the cash proceeds paid to the Participant. Shares being sold for the Participant may be aggregated with those of other Plan Participants who have requested sales. In that case, the Participant will receive proceeds based on the average sales price of all shares sold, less a pro rata share of brokerage commissions, transfer and other taxes and other transaction expenses. A check representing the proceeds of the sale of shares will be forwarded to the Participant as soon as practicable after settlement of the sale.

TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

22. What are the federal income tax consequences of participation in the Plan?

         Under the current provisions of the Internal Revenue Code of 1986, as amended, (the "Code") the purchase of shares of common stock under the Plan will generally result in the following federal income tax consequences:

                  (a) A dividend on shares of common stock will be treated for federal income tax purposes as a dividend received by the Participant notwithstanding that it is used to purchase additional common stock pursuant to the Plan. The full amount of cash dividends reinvested under the Plan, plus the 5% purchase discount represent dividend income to the Participants. In addition, the amount of any brokerage commissions, mark-ups, and other fees or expenses incurred by Post on behalf of a Participant in connection with such purchases on the open market will also constitute a dividend to such Participant for federal income tax purposes.

                  (b) Dividends paid to corporate shareholders, including amounts taxable as dividends to corporate Participants under (a) above, will not be eligible for the corporate dividends-received deduction under the Code.

                  (c) A Participant's tax basis in additional shares of common stock acquired under the Plan will be equal to the amount treated as a dividend for federal income tax purposes. The Participant's holding period for such shares of common stock will commence on the day after the investment date.

                  (d) A Participant will not realize any taxable income upon the receipt of a certificate for full shares credited to the Participant's account. A Participant will recognize gain or loss when a fractional share interest is liquidated or when the Participant sells or exchanges shares received from the Plan. Such gain or loss will equal the difference between the amount which the Participant receives for such fractional share interest or such shares and the tax basis therefor.

         In the case of Participants whose dividends are subject to withholding of federal income tax, dividends will be reinvested less the amount of tax required to be withheld.

         The above is intended only as a general discussion of the current federal income tax consequences of participation in the Plan. Participants should consult their own tax advisers regarding the federal and state income tax consequences (including the effects of any changes in the law) of their individual participation in the Plan.

OTHER INFORMATION

23.      What happens if Post issues a stock dividend or declares a stock split?

         Any stock dividends or stock splits distributed by Post on the shares purchased for and credited to the account of a Participant under the Plan will be added to the Participant's account. Stock dividends or stock splits distributed on shares owned and held outside the Plan by a Participant (including shares for which a Participant has directed that cash dividends be reinvested) will be mailed directly to such Participant in the same manner as to shareholders who are not participating in the Plan.

         In the event Post makes available to shareholders rights to purchase additional shares of common stock or other securities, such rights will be made available to Participants based on the number of shares (including fractional share interests to the extent practicable) held in their Plan accounts on the record date established for determining shareholders who are entitled to such rights.

24.      How will a Participant's shares be voted at meetings of shareholders?

         The Administrator will forward, as soon as practicable, any proxy solicitation materials to the Participant. The Administrator will vote any full and/or fractional shares of common stock that it holds for the Participant's account in accordance with the Participant's directions. If a Participant does not return a signed proxy to the Administrator, the Administrator will not vote such shares.

25.      What is the responsibility of Post under the Plan?

         Neither Post nor the Administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability arising out of failure to terminate a Participant's account upon such Participant's death or adjudicated incompetency prior to the receipt of notice in writing of such death or adjudicated incompetency, the prices at which shares are purchased for the Participant's account, the times when purchases are made of fluctuations in the market value of the common stock. Neither Post nor the Administrator has any duties, responsibilities or liabilities except those expressly set forth in the Plan.

         THE PARTICIPANT SHOULD RECOGNIZE THAT POST CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED BY A PARTICIPANT UNDER THE PLAN.

26.      May the Plan be changed or discontinued?

         While the Plan is intended to continue indefinitely, Post reserves the right to suspend or terminate the Plan at any time. Post also reserves the right to make modifications to the Plan. Notice of such suspension, termination or modification will be sent to all Participants.

         Post intends to use its best efforts to maintain the effectiveness of the Registration Statement filed with the Commission covering the offer and sale of common stock under the Plan. However, Post has no obligation to offer, issue or sell common stock to Participants under the Plan if, at the time of the offer, issuance or sale, such Registration Statement is for any reason not effective. Also, Post may elect not to offer or sell common stock under the Plan to participants residing in any jurisdiction or foreign country where, in the judgment of Post, the burden or expense of compliance with applicable blue sky or securities laws makes such offer or sale there impracticable or inadvisable. In any of these circumstances, dividends, if, as and when declared, will be paid in the usual manner to the shareholders and any optional cash payments received from such shareholder will be returned to him.

                                 USE OF PROCEEDS

         The net proceeds from the sale of original issue shares of common stock issued under the Plan will be used to increase working capital and for other general purposes. Post has no basis for estimating either the number of shares of common stock that ultimately will be sold pursuant to the Plan or prices at which such shares will be sold.

         Post will not receive any funds under the Plan from the purchase of shares of common stock in the open market by the Administrator.

                                     EXPERTS

         The Consolidated Financial Statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of common stock offered pursuant to this Prospectus will be passed upon for Post by King & Spalding, Atlanta, Georgia. Herschel M. Bloom, a member of King & Spalding, is a director of Post.

================================================================================

         NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED BY POST PROPERTIES, INC. TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY POST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF POST SINCE THE DATE HEREOF.



                              POST PROPERTIES, INC.

                                 750,000 SHARES

                                  COMMON STOCK

                                 ---------------

                                   PROSPECTUS
                                 ---------------

                                 June 10, 1999


================================================================================

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses in connection with the issuance and distribution of the Securities, other than underwriting discounts and commissions. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee.


         SEC registration fee......................         $ 8,633.21
                                                             ---------
         Printing and engraving expenses...........
                                                             ---------
         Legal fees and expenses...................
                                                             ---------
         Miscellaneous.............................
                                                             ---------
               Total...............................         $
                                                             =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Part 5 of Article 8 of the Georgia Business Corporation Code states:

14-2-850.  PART DEFINITIONS.

As used in this part, the term:

(1)"Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

(2)"Director" or "officer" means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

(3)"Disinterested director" means a director who at the time of a vote referred to in subsection (c) of Code Section 14-2-853 or a vote or selection referred to in subsection (b) or (c) of Code Section 14-2-855 or subsection (a) of Code
Section 14-2-856 is not:

                       (A)A party to the proceeding; or

                       (B)An individual who is a party to a proceeding having a familial, financial, professional or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

(4)"Expenses" includes counsel fees.

(5)"Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(6)"Official capacity" means:

                  (A)When used with respect to a director, the office of director in a corporation; and

                  (B)When used with respect to an officer, as contemplated in Code Section 14-2-857, the office in a corporation held by the officer.

Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

(7)"Party" means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(8)"Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

14-2-851.  AUTHORITY TO INDEMNIFY.

(a)Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

                  (1)Such individual conducted himself or herself in good faith; and

                  (2)Such individual reasonably believed:

                           (A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

                           (B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

                           (C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

(b)A director's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(2)(B) of this Code section.

(c)The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

(d)A corporation may not indemnify a director under this Code section:

                  (1)In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or

                  (2)In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

(e)Indemnification permitted under this Code section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

14-2-852.  MANDATORY INDEMNIFICATION.

A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

14-2-853.  ADVANCE FOR EXPENSES.

(a)A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

                  (1)A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Code Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

                  (2)His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part.

(b)The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability of the director to make repayment.

(c)Authorizations under this Code section shall be made:

                  (1)By the board of directors:

                         (A)When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

                         (B)When there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

                  (2)By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

14-2-854.  COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES.

(a)A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

                  (1)Order indemnification or advance for expenses if it determines that the director is entitled to indemnification under this part; or

                  (2)Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and
                  (b) of Code Section 14-2-851, failed to comply with Code
                  Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Code
                  Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

(b)If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

14-2-855.  DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

(a)A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth Code Section 14-2-851.

(b)The determination shall be made:

                  (1)If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

                  (2)By special legal counsel:

                           (A)Selected in the manner prescribed in paragraph (1)
                  of this subsection; or

                                  (B)If there are fewer than two disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

                  (3)By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

(c)Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph
(b)(2)(B) of this Code section to select special legal counsel.

14-2-856.  SHAREHOLDER APPROVED INDEMNIFICATION.

(a)If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

(b)The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

                  (1)For any appropriation, in violation of his duties, of any business opportunity of the corporation;

                  (2)For acts or omissions which involve intentional misconduct or a knowing violation of law;

                  (3)For the types of liability set forth in Code Section 14-2-832; or

                  (4)For any transaction from which he or she received an improper personal benefit.

(c)Where approved or authorized in the manner described in subsection (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

                  (1)the director furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

                  (2)The director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this Code section.

14-2-857.  INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.

          (a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

               (1) To the same extent as a director; and

               (2) If he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

                    (A) Appropriation, in violation of his or her duties, of any business opportunity of the corporation;

                    (B) Acts or omissions which involve intentional misconduct or a knowing violation of law;

                    (C) The types of liability set forth in Code Section
               14-2-832; or

                    (D) Receipt of an improper personal benefit.

          (b) The provisions of paragraph (2) of subsection (a) of this Code section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

          (c) An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

          (d) A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.


14-2-858.  INSURANCE.

A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.

14-2-859.  APPLICATION OF PART.

          (a) A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection (c) of Code Section 14-2-853 or subsection (c) of Code Section 14-2-855. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with Code Section 14-2-853 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

          (b) Any provision pursuant to subsection (a) of this Code section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders, partners, or, in the case of limited liability companies, members or managers of a predecessor of the corporation or other entity in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by paragraph (3) of subsection (a) of Code Section 14-2-1106.

          (c) A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this part.

          (d) This part does not limit a corporation's power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

          (e) Except as expressly provided in Code Section 14-2-857, this part does not limit a corporation's power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.

ARTICLES OF INCORPORATION

As permitted by the Georgia Business Corporation Code, the Company's Articles of Incorporation provide that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty of care or other duty as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transaction from which the director derived an improper personal benefit. The Articles of Incorporation of the Company further provide that if the Georgia Business Corporation Code is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as amended.

Under Article IV of the Company's Bylaws and certain agreements entered into by the Company, the Company is required to indemnify to the fullest extent permitted by the Georgia Business Corporation Code, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he is or was a director or officer against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Company is required to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:

          (a) Such person furnishes the Company a written affirmation of his good faith belief that he has met the standard of conduct set forth above; and

          (b) Such person furnishes the Company a written undertaking, executed personally on his behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification.

The written undertaking required by paragraph (b) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in Article VI of the Company's Bylaws are not exclusive of any other right which any person may have under any statute, provision of the Company's Articles of Incorporation, provision of the Company's Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

The Partnership Agreement of the Operating Partnership also provides for indemnification of the Company and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Company's Articles of Incorporation.

In connection with the formation transactions, the Company agreed to indemnify Messrs. Williams and Glover from any exposure to personal liability for or under personal guarantees of certain indebtedness of Property Partnerships aggregating [$107,900,000] in principal amount as to which Messrs. Williams and Glover currently have personal liability either directly or as a guarantor of such indebtedness.

The Company's director's and officers are insured against damages from actions and claims incurred in the course of their duties, and the Company is insured against expenses incurred in defending lawsuits arising from certain alleged acts of its directors and officers.

ITEM 16.  EXHIBITS.


EXHIBIT
NUMBER                                   DESCRIPTION
------                                   -----------
  5.1       --      Opinion of King & Spalding regarding the validity of the
                    securities being registered
 23.1       --      Consent of King & Spalding (included as part of Exhibit 5.1)
 23.2       --      Consent of PricewaterhouseCoopers LLP
 24.1       --      Power of Attorney (included on page II-7)

----------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta on June 9, 1999.

                                    POST PROPERTIES, INC.

                                    By:  /s/ John T. Glover
                                        ----------------------------------------
                                         John T. Glover
                                         President and Chief Operating Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sherry W. Cohen and John T. Glover, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all amendments and supplements to any prospectus relating thereto and any other documents and instruments incidental thereto, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and Sherry W. Cohen and John T. Glover, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents and/or Sherry W. Cohen and John T. Glover, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 9th day of June, 1999.

      SIGNATURE                                      Title

 /s/ John A. Williams         Chairman of the Board, Chief Executive Officer
---------------------------    and a Director (Principal Executive Officer)
   John A. Williams

 /s/ John T. Glover           President, Chief Operating Officer, Treasurer and
---------------------------    a Director (Principal Financial Officer)
    John T. Glover

 /s/ R. Gregory Fox           Senior Vice President -- Post Corporate
---------------------------    Services (Chief Accounting Officer)
    R. Gregory Fox

 /s/ Arthur M. Blank          Director
---------------------------
    Arthur M. Blank

 /s/ Herschel M. Bloom        Director
---------------------------
   Herschel M. Bloom

 /s/ Russell R. French        Director
---------------------------
   Russell R. French

 /s/ Zell Miller              Director
---------------------------
      Zell Miller

 /s/ J. C. Shaw               Director
---------------------------
      J. C. Shaw

 /s/ Charles E. Rice          Director
---------------------------
    Charles E. Rice